Exhibit 10.e

ADC TELECOMMUNICATIONS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Nonemployee Director)

TO:                            <<Participant>>

You have been granted this restricted stock unit award (the “Award”) of ADC Telecommunications, Inc. (the “Company”) pursuant to the Company’s Global Stock Incentive Plan (the “Plan”).  The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”).

The terms of the Award are as set forth in this Agreement and in the Plan.  The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.  Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.  The terms of the Award are as follows:

1.                                      Grant Date:

2.                                      Number of Restricted Stock Units Subject to this Award:

3.                                      Vesting Date:  January 1 of the year immediately following the year in which the Grant Date occurs; provided, however, that if you resign from the Company’s Board of Directors prior to such date by reason of reaching the Company’s mandatory retirement age, the Vesting Date shall be the effective date of such resignation.  No Shares shall be distributed on the Vesting Date.  Shares will be distributed pursuant to Section 4 hereof.

4.                                      Conversion of Restricted Stock Units and Issuance of Shares.  Subject to your continued service as a director until the Vesting Date, you shall receive, in accordance with the terms and provisions of the Plan and this Agreement, one share of Common Stock for each restricted stock unit on the date that is one year following your retirement, resignation or removal as a director of the Company; provided, however, that in the event of your death, such distribution shall occur as soon as administratively feasible following your death.

5.                                      Cessation of Service as a Director.  If you cease to be a director of the Company at any time prior to the Vesting Date, all restricted stock units that are subject to this Award shall be forfeited and cancelled.

6.                                      Right to Shares; Dividends.  You shall not have any right in, to or with respect to any of the Shares (including any voting rights issuable under the Award) until the Award is settled by the issuance of Shares to you.  Notwithstanding the foregoing, if the Company declares and pays cash dividends on it Shares, you will be entitled to receive such cash dividends in the form of Dividend Equivalents at the same rate and at the same time as such cash dividends are paid with respect to Shares.

8.                                      Transfer of Award.  Your rights under the Award may not be sold, assigned, transferred, pledged or disposed of in any way, except by will or by the laws of descent and distribution, without the prior written consent of the Company.

9.                                      Acceleration of Vesting Date.  In the event of a “Change in Control” of the Company prior to the Vesting Date, the Vesting Date shall be accelerated to the effective date of such Change in Control.  The distribution date set forth in Section 4 hereof shall not be effected by such Change in Control.  For purposes of this Agreement, the following terms shall have the definitions set forth below:

(a)                                  “Change in Control” shall mean:

(i)                                     a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(ii)                                  the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(iii)          the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(iv)                              consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination;

(v)                                 approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vi)                              the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(b)                                 “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.  For purposes of this subparagraph (b), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

9.                                      Further Acts.  You agree to execute and deliver any additional documents and to perform any other acts necessary to give full force and effect to the terms of this Agreement.

10.                               New, Substituted or Additional Securities.  In the event of any stock dividend, stock split or consolidation or any like capital adjustment of any of the outstanding securities of the Company, all new, substituted or additional securities or other property to which you become entitled by reason of the Award shall be subject to forfeiture to the Company with the same force and effect as is the Award immediately prior to such event.

11.                               Severability.  In the event that any provision of this Agreement is deemed to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect without being impaired or invalidated in any way.

12.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflict of laws principles.

13.                               Limitation on Rights; No Right to Future Grants; Extraordinary Item.  By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of Shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e)  the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty, and (f) neither the Plan, the Award nor the issuance of the Shares confers upon you any right to continue as a director of the Company, nor do they limit in any respect the right of the Company to terminate your relationship with the Company at any time.

14.                                 Execution of Award Agreement.  Please acknowledge your acceptance of the terms and conditions of the Award by signing one copy of this Agreement and returning it to the address indicated below.  If you have not notified the Company of your rejection of the Award within thirty (30) days after your receipt of this Agreement, you will have consented to all of the terms and provisions hereof.

ADC TELECOMMUNICATIONS, INC.

By:
Name:
Title:

ACCEPTANCE AND ACKNOWLEDGMENT

I accept the Restricted Stock Unit Award described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement, the Plan and the applicable Plan Summary, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:

<<Participant>>

Return to:

ADC Telecommunications, Inc.

Office of the General Counsel

P.O. Box 1101

Minneapolis, MN 55440-1101

Fax:  952-917-0893